CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-1A of Macquarie ETF Trust of our report dated November 7, 2023, relating to the financial statement of Macquarie Energy Transition ETF, which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

  /s/PricewaterhouseCoopers LLP
  Philadelphia, Pennsylvania
  November 7, 2023